Exhibit 10.2

[Letterhead of Catapult Communications Corporation]

March 18, 2004

Tekelec
26580 W. Agoura Road
Calabasas, California 91302
Attn:	Ronald W. Buckly, Senior Vice President, Corporate Affairs, and General Counsel

Dr. Richard A. Karp
c/o Catapult Communications Corporation
160 South Whisman Road
Mountain View, California 94041

Ms. Nancy H. Karp
c/o Catapult Communications Corporation
160 South Whisman Road
Mountain View, California 94041

RE: Catapult Shelf Registration

Dear Ron, Richard and Nancy:

As you know, Catapult Communications Corporation (the “Company”) filed a shelf registration statement on Form S-3 (Registration No. 333-112610) with the Securities and Exchange Commission on Monday, February 9, 2004. That registration statement (the “Registration Statement”) includes 4,025,000 shares of the Company’s common stock. The shares currently contemplated for sale consist of up to 1,000,000 shares to be offered by the Company, 1,081,250 shares (the “Tekelec Shares”) for resale by Tekelec upon conversion in full of two convertible promissory notes held by Tekelec in the aggregate principal amount of $17,300,000 (the “Notes”), 709,375 shares for resale by each of Richard Karp and Nancy Karp and 525,000 shares associated with a possible over-allotment option to be granted to future underwriters in connection with an underwritten sale of shares.

The purpose of this letter is to establish and clarify the rights of the Company and each of you as it relates to the registration of these shares, including in the context of a possible underwritten sale of the shares following the effectiveness of the Registration Statement. The points of our agreement as it relates to this registration are as follows:

1.	Applicability of Tekelec Registration Rights Agreement. For purposes of this registration, the Company and Tekelec agree that the Registration Rights Agreement dated as of July 15, 2002 between the Company and Tekelec (the

“Tekelec Agreement”) shall be deemed to set forth the rights and obligations of the Company and Tekelec as it relates to this registration, subject to such modifications as are contained in this letter agreement. In particular, the Registration Statement shall be deemed a “Piggyback Registration Statement” under Section 3.2 of the Tekelec Agreement. The Company and Tekelec agree that this letter agreement satisfies the notice requirements of Section 3.2 of the Tekelec Agreement.

2.	Registration Efforts. Until the earlier to occur of completion of the underwritten offering or August 1, 2004, the Company shall use commercially reasonable efforts (i) to cause the Registration Statement to be declared effective promptly, (ii) subject to the cut-back provisions set forth in paragraph 3 below, to include all of the resale shares in an underwritten offering; and (iii) to file in a timely manner all reports and other documents required to be filed under the Securities Exchange Act of 1934. Following effectiveness of the Registration Statement, the Company shall use commercially reasonable efforts to keep the Registration Statement continuously effective and available for use for the underwritten offering and, if applicable, for use by Tekelec as provided in paragraph 10 below.

3.	Cut-Back Rights. In the event of an underwritten sale of the shares, if marketing factors require a limitation of the number of shares to be underwritten, any cutback will be applied first in equal proportions to shares to be offered for resale by Richard Karp and Nancy Karp, and thereafter to shares to be offered for resale by Tekelec and the Company pro rata on the basis of the number of shares included by each in the Registration Statement. This provision shall modify the provisions of Section 3.2(c) of the Tekelec Agreement.

4.	Registration Expenses of Richard and Nancy Karp. The Company will pay all Registration Expenses (as defined in the Tekelec Agreement and other than underwriting commissions and discounts) incurred by Richard Karp and Nancy Karp in connection with this registration and any registration or qualification in connection therewith pursuant to Section 3.3(f) of the Tekelec Agreement. Richard Karp and Nancy Karp will pay all Selling Expenses (as defined in the Tekelec Agreement) incurred by or on behalf of them in connection with this registration.

5.	Black-Out Period. Provided that the Registration Statement has been declared effective by May 1, 2004, Tekelec agrees that it will not (i) exercise its rights to require the Company to file a registration statement for Tekelec’s benefit under Section 3.1 of the Tekelec Agreement or (ii) conduct any sales of the Tekelec Shares other than under the Registration Statement, in each case while the Registration Statement remains effective and available for use by Tekelec for resales thereunder.

6.	Market Standoff Agreements. Richard Karp and Nancy Karp agree to be bound by the provisions of Section 3.8 of the Tekelec Agreement (relating to market standoff agreements) to the same extent as Tekelec and further agree in their capacities as directors and/or officers of the Company to enter into such arrangements if requested by any underwriter in connection with an offering of the shares subject to the shelf registration.

7.	Overallotment Option. In the event of an underwritten sale of the shares covered by the Registration Statement, if the underwriters require an over-allotment option in connection with the underwriting, such option shall be first exercisable with respect to shares being offered for resale by Tekelec (in the event not all of Tekelec’s shares have been initially included in the underwriting), thereafter equally with respect to shares being offered for resale by Richard Karp and Nancy Karp, and finally with respect to shares being offered for sale by the Company. For purposes of clarification, the undersigned acknowledge that they intend for all of the Tekelec Shares to be included in the underwritten offering and not for any of the Tekelec Shares to be subject to an over-allotment option (except in the event of any necessary market cutback by the underwriters).

8.	Extension of Maturity Dates of Notes. If (a) by August 28, 2004,Tekelec has not converted in their entirety the outstanding principal amounts of the Notes and (b) the average closing price of the Company’s common stock on the Nasdaq Stock Market for the five trading days prior to August 28, 2004 equals or exceeds $15.00, then, upon notice to the Company prior to the close of business on August 30, 2004, Tekelec may extend the Maturity Dates (as defined in the Notes) of the Notes until September 30, 2004.

9.	Release from Volume Limits. Tekelec and the Company agree that, from August 1, 2004 (or such earlier date on which any market standoff agreement following an underwritten public offering may expire) until September 30, 2004, the resale limitations imposed on Tekelec pursuant to Section 3.1(b) of the Tekelec Agreement shall not apply, but shall apply thereafter for consecutive 30-day periods while the Registration Statement remains effective, subject to the proviso set forth in Section 3.1(b)(ii) of the Tekelec Agreement.

10.	Provision of Resale Prospectus. The Company agrees to provide Tekelec with a resale prospectus under the Registration Statement to allow Tekelec to sell its shares from time to time in Tekelec’s discretion beginning (a) on August 1, 2004 in the event no underwritten offering has taken place prior to August 1, 2004, or (b) on the date of termination of any market standoff provision that may be applicable to Tekelec in the event that an underwritten offering has been completed prior to August 1, 2004 but Tekelec still holds shares (or the right to convert the Notes into shares) following the completion of such offering. In either such instance, the Company agrees to use commercially reasonable efforts to keep the Registration Statement continuously effective and a resale prospectus available for use by Tekelec until the earliest of (i) December 31, 2004, (ii) the date on which all of the Tekelec Shares have been sold pursuant to the

Registration Statement or (iii) the date on which Tekelec no longer beneficially owns any of the Tekelec Shares as a result of repayment of the Notes.

11.	No Other Modification. Except as expressly set forth in this letter, and only as it relates to this registration, nothing contemplated by this letter shall modify or amend the Tekelec Agreement.

Please indicate your agreement to the provisions of this letter agreement by providing a signed counterpart copy to the Company.

If you should have any questions, please contact me at (650) 960-1025.

Sincerely,

/s/ David Mayfield

David Mayfield
President and Chief Operating Officer

Agreed as of March 18, 2004:

TEKELEC

By:	/s/ Ronald W. Buckly

Ronald W. Buckly

Title: Senior Vice President, Corporate Affairs, and General Counsel

/s/ Richard A. Karp

Richard A. Karp

/s/ Nancy H. Karp

Nancy H. Karp